INCENTIVE STOCK OPTION AGREEMENT

                            TIDEL TECHNOLOGIES, INC.
                          1997 LONG-TERM INCENTIVE PLAN

         1. GRANT OF OPTION. Pursuant to the Tidel Technologies, Inc. 1997 Long-Term Incentive Plan (the "Plan") for key management employees of Tidel Technologies, Inc., a Texas corporation (the "Company"), or its Subsidiaries, the Company grants to

                         ------------------------------
                                 (the "Grantee")


an option to purchase from the Company a total of _____________ (_______) full shares ("Stock Options") of Class A Common Stock ("Common Stock") of the Company at _______________ dollars ($________) per share (being the Fair Market Value per share of the Common Stock on this Date of Grant), in the amounts, during the periods, and upon the terms and conditions set forth in this Agreement. The Date of Grant of this Stock Option is ________________. This is an option intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code") and regulations issued thereunder to purchase from the Company the number of shares of Common Stock, at the purchase price per share, and on the schedule, all as set forth herein. In the event the Stock Options exceed any limitations under the Code applicable to incentive stock options then the Stock options that exceed the limitations shall be treated as nonqualified stock options as set forth in Section 2.3(b) of the Plan. If the Stock Options exercised in any given year exceed the limitations under the Code for incentive stock options, the Committee in its discretion may designate which Stock Options are incentive stock options by issuing separate certificates and identifying such stock as incentive stock option stock in the Company's stock transfer records.

         2. SUBJECT TO PLAN. This Stock Option and its exercise are subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. The capitalized terms used in this Agreement shall have the meaning as set forth herein and to the extent not defined herein shall have the same meanings assigned to them in the Plan. This Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Grantee in writing.

         3. VESTING: TIME OF EXERCISE. Except as specifically provided in this Agreement and subject to certain terms, restrictions and conditions set forth in the Plan, this Stock Option is exercisable in the following cumulative installments:

First installment.       Up to  50% of  the  total  Stock  Options  at any  time
                         following the third anniversary of the Date of Grant.

Second installment.      Up to 100%  of the  total  Stock  Options  at any  time
                         following the fourth anniversary of the Date of Grant.

Notwithstanding the vesting schedule set forth above, all Stock Options granted under this Agreement shall become exercisable immediately upon the death, Disability or Termination for Good Reason of Grantee.

         4. TERM; FORFEITURE. This Stock Option, and all unexercised Stock Options granted to the Grantee hereunder, will terminate and be forfeited at the first of the following to occur:

         (a) 5:00 p.m. on __________________ (Ten Years from Date of Grant)

         (b) 5:00 p.m. on the date which is three (3) months following the Grantee's termination of employment due to Termination for Good Reason or Retirement for Stock Options vested at termination;

         (c) 5:00 p.m. on the date which is twelve (12) months following the Grantee's termination of employment due to Death or Disability for Stock Options vested at termination;

         (d) 5:00 p.m. on the day after the date of any other termination of employment not described in Section 4(a) - (c) above, including Termination for Cause or employee voluntary termination (excluding Termination for Good Reason).

         5. WHO MAY EXERCISE.  Subject to the terms and  conditions set forth in
Section 3 and 4 above, during the lifetime of the Grantee, this Stock Option may be exercised only by the Grantee, or by the Grantee's guardian. If a termination of employment of the Grantee occurs as a result of death or Disability prior to the termination date specified in Section 4 hereof and the Grantee has not exercised this Stock Option as to the maximum percentage of Stock Options set forth in Section 3 hereof as of the date of death or Disability, the following persons may exercise the exercisable portion of this Stock Option on behalf of the Grantee at any time prior to the earlier of the dates specified in Section 4 hereof: (i) if the Grantee is disabled, the guardian of the Grantee; or (ii) if the Grantee dies, the personal representative of his estate, or the person who acquired the right to exercise this Stock Option by bequest or inheritance or by reason of the death of the Grantee; provided that this Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules and regulations.

         6. RESTRICTIONS. This Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

         7. MANNER OF EXERCISE. Subject to such administrative regulations as the Board or the Committee may from time to time adopt, this Stock Option may be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares of common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the

"Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Grantee shall deliver to the Company consideration with a value equal to the total Stock Option price of the shares to be purchased, payable as follows: (a) cash, certified check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock), valued at its Fair Market Value on the Exercise Date, and/or (c) any other form of payment which is acceptable to the Committee. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted. Common Stock which is acquired by the Grantee pursuant to the exercise of this Stock Option may not be used to exercise a subsequent option until and unless such shares have been held for a period ending on the later of two (2) years from _______________ (Date of Grant) or one (1) year after the date of exercise of such Stock Option.

         Upon payment of all amounts due from the Grantee, the Company shall cause certificates for the Stock Options then being purchased to be delivered to the Grantee (or the person exercising the Grantee's Stock Option in the event of Grantee's death) at its principal business of lice promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Stock Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         If the Grantee fails to pay for any of the Stock Options specified in such notice or fails to accept delivery thereof, then the Grantee's right to purchase such Stock Options may be terminated by the Company.

         The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state or local taxes required by law to be deducted. The Grantee receiving shares of Common Stock issued under this Stock Option shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Grantee (which may be effected by the actual delivery of shares of Common Stock by the Grantee or if the Grantee is not an insider (as defined by the Securities and Exchange Commission), by the Company's withholding a number of shares to be issued upon exercise of this Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

         9. RIGHTS AS STOCKHOLDER. The Grantee will have no rights as a stockholder with respect to any shares covered by this Stock Option until the issuance of a certificate or certificates to the Grantee for the shares. Except as other vise provided in Section lo hereof no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         10. ADJUSTMENT OF NUMBER OF SHARES AND RELATED MATTERS. The number of shares of Common Stock covered by this Stock Option, and the exercise price thereof, shall be subject to adjustment in accordance with Section 5.5 of the Plan. In the event the Stock Option shall be exercised in whole, this Agreement shall be surrendered to the Company for cancellation. In the event the Stock Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Agreement shall be delivered by Grantee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

         11. GRANTEE'S REPRESENTATIONS. Notwithstanding any of the provisions hereof, the Grantee hereby agrees that Grantee will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Grantee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Grantee or the Company of any provision of this Agreement, the Plan or any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Grantee are subject to this Agreement, the Plan or all applicable laws, rules, and regulations.

         12. INVESTMENT REPRESENTATION. Unless the Common Stock is issued to Grantee in a transaction registered under applicable federal and state securities laws, by Grantee's execution hereof, the Grantee represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Grantee for investment purposes for Grantee's own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to Grantee in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend.

         13. PARTICIPANT'S ACKNOWLEDGMENTS. The Grantee acknowledges receipt of a copy of the Plan and represents that Grantee is familiar with the terms and provision thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board and the Committee, upon any questions arising under the Plan or this Agreement. Any disagreement by the Grantee to any decision or interpretation of the Board or the Committee shall be settled exclusively by arbitration as set forth in
Section 6.11 of the Plan and Section 27 herein.

         14. GOVERNING LAW AND VENUE. This Agreement shall be construed in accordance with the laws of the State of Texas without giving effect to any principle of conflict of laws that would require the application of any other jurisdiction, except as superseded by federal law, and in accordance with applicable provisions of the Code and regulations or other authority issued thereunder by the appropriate governmental authority, consistent with the Stock Options being treated as Incentive Stock Options under the Code. Venue for any dispute shall lie exclusively in Dallas, Dallas County, Texas.

         15. NO RIGHT TO CONTINUE EMPLOYMENT. Nothing herein shall be construed to confer upon the Grantee the right to continue in the employment of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Grantee at any time (subject to any contract rights of the Grantee).

         16. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         17. COVENANTS AND AGREEMENTS AS INDEPENDENT AGREEMENTS. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

         18. ENTIRE AGREEMENT. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

         l9. PARTIES BOUND. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

         20. MODIFICATION. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted in the Plan.

         21. GENDER AND NUMBER. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         22. NOTICE. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Grantee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith.

                  (A) Notice to the Company shall be addressed and delivered as follows:

                                  Tidel Technologies, Inc.
                                  2310 McDaniel Drive
                                  Carrollton, Texas 75006
                                  Attn: Corporate Secretary

                           with a copy to:

                                  Tidel Technologies, Inc.
                                  5847 San Felipe, Ste. 900
                                  Houston, Texas 77057
                                  Attn: Corporate Secretary

                  (B) Notice to the Grantee shall be addressed and delivered as follows:

                                  ---------------------
                                  ---------------------
                                  ---------------------

         23. COMMISSION. To the extent required by law, stock ownership under the Plan and this Agreement will be subject to the applicable provisions of the Exchange Act, if, after exercise of any Stock Options granted under the Plan, the Grantee is found to be disqualified pursuant to the provisions of the Exchange Act, the Grantee shall dispose of Grantee's shares of Common Stock and the Company shall have the absolute right to repurchase such shares at the then Fair Market Value or the exercise price, whichever is the lesser.

         25.  NONDISCLOSURE AGREEMENT.

                  (a) During the terms of this Agreement, Grantee shall have access to and become familiar with various trade secrets, patents, copyrightable material, technology and knowhow consisting of, but not limited to, processes, computer software, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information (collectively referred to as the "Proprietary Information"), which the Company and its Subsidiaries own, license or are authorized to use, and regularly use in the operation of its business. Grantee shall not use in any way or disclose any of the Proprietary Information, directly or indirectly, either during the terms of this Agreement or at any time thereafter, except as required in the course of employment with Company and its Subsidiaries. All files, records, documents, information, data and similar items relating to the business of the Company and its Subsidiaries, whether prepared by Grantee or otherwise coming into Grantee's possession, shall remain the exclusive property of the Company and its Subsidiaries and shall not be removed from the premises of the Company and its Subsidiaries under any circumstances without the prior written consent of the Company and its Subsidiaries (except in the ordinary course of business during Grantee's period of active employment with the Company and its Subsidiaries), and in any event shall be promptly delivered to the Company upon the termination of Grantee's employment with the Company and its Subsidiaries.

                  (b) Grantee hereby agrees not to disclose, directly or indirectly, either during the terms of this Agreement or at any time thereafter, except as required in the course of employment with the Company or its Subsidiaries the precise nature of the Company's or its Subsidiaries' business, including without limitation, the fact that the Company or its Subsidiaries may from time to time, keep currency on its premises.

                  (c) Grantee hereby acknowledges and recognizes that from time to time the Company's or it Subsidiaries' customers may require that Grantee execute nondisclosure agreements with such customers and Grantee agrees to execute such nondisclosure agreements as the Company or its Subsidiaries may request.

                  (d) Grantee agrees that all products, including any improvements or modifications of any products, that Grantee designs, develops or invents in the course of Grantee's employment with the Company or its Subsidiaries will be the exclusive property of the Company and its Subsidiaries and may not be used by Grantee outside of the scope of Grantee's engagement by the Company and its Subsidiaries for any purpose whatsoever. Grantee also agrees that the Company and its Subsidiaries will acquire the ownership of all originals and copies of documents, drawings, prototypes, disks, tapes and other media or works related to such products from the time of their creation. In addition, the Company and its Subsidiaries agree to execute all documents necessary for the Company to secure or protect their interest in the foregoing products and related materials, including the execution of written assignments to the Company and its Subsidiaries, and to assist the Company and its Subsidiaries, at their expense, in the making and prosecution of all patent and copyright applications and the prosecution of all actions for patent or copyright infringement.

         26. NONCOMPETITION AGREEMENT. To the extent Grantee has entered into a written employment agreement or any other agreement with the Company or any of its Subsidiaries and such employment agreement or other agreement includes a covenant not to compete, then the terms of such covenant not to compete are hereby incorporated by reference. If the Grantee violates the terms of such employment agreement or other agreement, then the Stock Options granted herein shall not be exercisable until such violation is cured or corrected in a manner acceptable to the Committee or Board. The Stock Options granted pursuant to this Agreement are intended as additional consideration for any covenant not to compete set forth in Grantee's written employment agreement or other agreement.

         27. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final, non-appealable and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company.

         Each party shall bear his or its own costs of arbitration, but if Grantee is the prevailing party in such arbitration, Grantee shall be entitled to recover from Company as part of any award entered Grantee's reasonable expenses for attorneys' fees and disbursements.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, the Grantee, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

                                   TIDEL TECHNOLOGIES, INC.


                                   By:_______________________________________
                                                James T. Rash
                                                Chief Executive Officer


                                   GRANTEE:


                                   ------------------------------------------